UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12255 (Commission File Number)	48-0948788 (IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Upcoming Retirement

On December 11, 2017, James L. Welch, Chief Executive Officer of YRC Worldwide Inc. (the “Company”), notified the Board of Directors of that he intends to retire on July 31, 2018.

New President and Chief Operating Officer of the Company

Effective December 12, 2017, Darren D. Hawkins, age 48, was appointed President and Chief Operating Officer of the Company and will assume his new position on January 1, 2018. He will report directly to James L. Welch. Mr. Hawkins has more than 28 years of experience in the national LTL industry, including over 24 years with the Company. Mr. Hawkins has served in various positions with the Company, most recently as President of YRC Inc. (“YRC Freight”), an operating subsidiary of the Company. Prior to holding this position, Mr. Hawkins served as Senior Vice President of Sales and Marketing for YRC Freight, and before that as Director of Operations (December 2011–January 2013) and Director of Sales (January 2009–December 2011) for Con-Way Freight, a subsidiary of Con-Way, Inc. (currently XPO Logistics, Inc.). The Board of Directors currently intends to name Mr. Hawkins as Chief Executive Officer of the Company upon Mr. Welch’s retirement.

Mr. Hawkins will receive a salary increase to $625,000 per year in connection with his promotion. Mr. Hawkins will continue to participate in the 2017 executive compensation program as disclosed in the proxy statement for the Company’s 2017 annual stockholder meeting (the “2017 Executive Compensation Program”). Compensation components will include (i) base salary, (ii) annual short-term incentive compensation, with target payout at 150% of base salary, based on 2017 YRC Freight revenue and Adjusted EBITDA performance (each performance goal as established by the Compensation Committee of the Board of Directors), and (iii) equity-based compensation as long-term incentive compensation at 50% of base salary. Commencing in 2018, Mr. Hawkins will participate in the yet-to-be-developed 2018 executive compensation program (the “2018 Executive Compensation Program”) and it is anticipated that any performance measures will be tied to Company performance.

New President of YRC Freight

Effective December 12, 2017, Thomas J. O’Connor III, age 57, was appointed President of YRC Freight and will assume his new position on January 1, 2018. Mr. O’Connor has served as President of USF Reddaway Inc. (“Reddaway”), an operating subsidiary of the Company, since January 2007. Before that time, Mr. O’Connor served as President of USF Bestway Inc., a subsidiary of the Company (2005–2007), and as Vice President—Western Division (1999–2005), District Manager (1995–1999) and various management positions of increasing responsibility (1982–1995) of Roadway Express, Inc., an operating subsidiary of the Company.

Mr. O’Connor will receive a salary increase to $585,000 per year in connection with his promotion. Mr. O’Connor will continue to participate in the 2017 Executive Compensation Program. Compensation components will include (i) base salary, (ii) annual short-term incentive compensation, with target payout at 150% of base salary, based on 2017 regional transportation segment revenue and Adjusted EBITDA performance (each performance goal as established by the Compensation Committee of the Board of Directors), and (iii) equity-based compensation as long-term incentive compensation at 50% of base salary. Commencing in 2018, Mr. O’Connor will participate in the yet-to-be-developed 2018 Executive Compensation Program and it is anticipated that any performance measures will be tied to YRC Freight performance.

New President of Reddaway

Effective December 12, 2017, Loren R. “Bob” Stone, age 56, was appointed President of Reddaway and will assume his new position on January 1, 2018. Most recently, Mr. Stone served as Vice President of Operations for Reddaway since January 2004.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ James A. Fry
James A. Fry
Vice President, General Counsel and Secretary

Date: December 13, 2017